EXHIBIT 99.1

News Release

FOR RELEASE –– DECEMBER 11, 2015

Corning Incorporated Announces Strategic Realignment of Interest
in Dow Corning Corporation

Realignment delivers $4.8 billion in cash and continues Corning’s interest in
Hemlock Semiconductor Group

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced that it will exchange its 50% interest in Dow Corning Corporation for 100% of the stock of a newly formed entity that will become a wholly owned subsidiary of Corning Incorporated. The newly formed entity will hold approximately 40% ownership in Hemlock Semiconductor Group and approximately $4.8 billion in cash. Corning expects the realignment to be substantially tax-free.

Upon completion of the exchange, The Dow Chemical Company, an equal owner of Dow Corning with Corning since 1943, will assume 100% ownership of Dow Corning.

Wendell P. Weeks, chairman, chief executive officer and president, said, “We believe this strategic realignment will create significant value for our shareholders by further focusing our portfolio and increasing our financial strength.

“We are proud of Dow Corning’s success, and pleased that our 72-year partnership will continue through our ownership in Hemlock Semiconductor. Today, however, Dow Corning’s silicones business lies outside the technologies and manufacturing platforms core to our strategic framework.”

Hemlock Semiconductor, a leading provider of polycrystalline silicon used in the manufacturing of semiconductor and solar devices is currently 80.5% owned by Dow Corning. In 2015, Hemlock is expected to generate approximately $1 billion in sales and $160 million in earnings and contribute approximately $65 million in gross equity earnings to Corning. Upon completion of the strategic realignment, Hemlock will be 40.25% owned by Corning through the newly formed entity; 40.25% owned by Dow Corning Corporation; and 19.5% owned by Shin-Etsu Handotai Co. Ltd. Hemlock has approximately 1,000 employees.

© 2015 Corning Incorporated. All Rights Reserved.

Corning Incorporated Announces Strategic Realignment of Interest in Dow Corning Corporation
Page Two

R. Tony Tripeny, senior vice president and chief financial officer, said, “This exchange unlocks the value of Dow Corning. While we will no longer receive equity earnings or dividends from Dow Corning’s silicones business, we are confident that we can deploy the $4.8 billion and utilize Hemlock assets to create significant value for our shareholders, including EPS accretion.”

The strategic realignment, approved by the boards of Corning and Dow Chemical, is expected to close during the first half of 2016. It is subject to customary closing conditions including regulatory approvals.

J.P. Morgan Securities LLC served as financial adviser to Corning on the transaction. Kirkland & Ellis LLP and KPMG LLP provided legal and tax advice to the company, including opinions that the realignment is substantially tax free.

Conference Call Information
Dow and Corning will host a joint conference call and webcast today at 7:30 a.m. Eastern Time (U.S.) to discuss the transaction. Participants will include Dow’s chairman and CEO and Corning’s chairman and CEO. To access the audio webcast, the dial-in number is (719) 457-2080. Please call five to ten minutes prior to the scheduled start of the teleconference.  No password is required. The webcast can be accessed at www.dow.com. For those unable to listen to the live broadcast, a replay will be available on both websites. A copy of the investor presentation will be made available on both companies’ Investor Relations websites.

Presentation of Information in this News Release
Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Detailed reconciliations outlining the differences between these non-GAAP measures and the most directly comparable GAAP measure can be found on the company’s website by going to www.corning.com/investor_relations and clicking “Financial Reports” on the left. These reconciliations also accompany this news release.

© 2015 Corning Incorporated. All Rights Reserved.

Corning Incorporated Announces Strategic Realignment of Interest in Dow Corning Corporation
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Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995), which are based on current expectations and assumptions about Corning’s financial results and business operations, that involve substantial risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: the effect of global political, economic and business conditions; conditions in the financial and credit markets; currency fluctuations; tax rates; product demand and industry capacity; competition; reliance on a concentrated customer base; manufacturing efficiencies; cost reductions; availability of critical components and materials; new product commercialization; pricing fluctuations and changes in the mix of sales between premium and non-premium products; new plant start-up or restructuring costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political or financial instability, natural disasters, adverse weather conditions, or major health concerns; adequacy of insurance; equity company activities; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; retention of key personnel; stock price fluctuations; and adverse litigation or regulatory developments. These and other risk factors are detailed in Corning’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

Digital Media Disclosure
In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it intends to use its website (http://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

About Corning Incorporated
Corning (www.corning.com) is one of the world’s leading innovators in materials science. For more than 160 years, Corning has applied its unparalleled expertise in specialty glass, ceramics, and optical physics to develop products that have created new industries and transformed people’s lives. Corning succeeds through sustained investment in R&D, a unique combination of material and process innovation, and close collaboration with customers to solve tough technology challenges. Corning’s businesses and markets are constantly evolving. Today, Corning’s products enable diverse industries such as consumer electronics, telecommunications, transportation, and life sciences. They include damage-resistant cover glass for smartphones and tablets; precision glass for advanced displays; optical fiber, wireless technologies, and connectivity solutions for high-speed communications networks; trusted products that accelerate drug discovery and manufacturing; and emissions-control products for cars, trucks, and off-road vehicles.

© 2015 Corning Incorporated. All Rights Reserved.

Corning Incorporated Announces Strategic Realignment of Interest in Dow Corning Corporation
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About Hemlock Semiconductor Group
Hemlock Semiconductor Group (Hemlock Semiconductor) is comprised of several joint venture companies owned in majority by Dow Corning Corporation. Hemlock Semiconductor is a leading provider of polycrystalline silicon and other silicon-based products used in the manufacturing of semiconductor devices, and solar cells and modules. Hemlock Semiconductor began its operations in 1961.

Media Relations Contact:
Daniel F. Collins
(607) 974-4197
collinsdf@corning.com

Investor Relations Contact:
Ann H.S. Nicholson
(607) 974-6716
nicholsoas@corning.com

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© 2015 Corning Incorporated. All Rights Reserved.